EXHIBIT 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Kenneth Ferry, certify that:

1. I have reviewed this Annual Report on Form 10-K/A for the fiscal year ended December 31, 2017 of iCAD, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 27, 2018	/s/ Kenneth Ferry
Kenneth Ferry
Chief Executive Officer